EXHIBIT 99.1

press release                                          COMVERSE TECHNOLOGY LOGO

                                      CONTACT:        Paul D. Baker
                                                      Comverse Technology, Inc.
                                                      170 Crossways Park Drive
                                                      Woodbury, New York 11797
                                                      (516) 677-7226

                          COMVERSE TECHNOLOGY ANNOUNCES
                   STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES


WOODBURY, NY, May 22, 2002 - Comverse Technology, Inc. (NASDAQ: CMVT) today announced the commencement of a voluntary stock option exchange program for its eligible employees.

Under the program, which was approved by Comverse Technology shareholders, participating employees will be given the opportunity to have unexercised stock options previously granted to them cancelled, in exchange for replacement options that will be granted at a future date. Replacement options will be granted at a ratio of 0.85 new options for each existing option cancelled, at an exercise price equal to the fair market value of Comverse Technology stock on the date of the re-grant, which currently is expected to be December 23, 2002. Participating employees will have until June 20, 2002 to submit options for cancellation.

Kobi Alexander, Chairman and Chief Executive Officer of Comverse Technology, said, "Our employees are essential to our long-term success and stock options are an important incentive program designed to focus employees on the objective of increasing shareholder value as we go forward. By re-aligning option exercise prices to reflect the prevailing realities governing the equity valuations of telecommunications-related firms such as Comverse Technology, we hope to restore the incentive power of our previously-granted options."

The exchange program has been designed in accordance with the Financial Accounting Standards Board (FASB) Interpretation No. 44. As per FASB No. 44, the grant of replacement options not less than six months and one day after cancellation will not result in any variable compensation charges relating to these options.
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
COMVERSE TECHNOLOGY ANNOUNCES
STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES
MAY 22, 2002
PAGE 2

ABOUT COMVERSE TECHNOLOGY, INC.

Comverse Technology, Inc. (NASDAQ: CMVT) is the world's leading provider of software and systems enabling network-based multimedia enhanced communications services. More than 390 wireless and wireline telecommunications network operators, in more than 100 countries, have selected Comverse's enhanced services systems and software, which enable the provision of revenue-generating value-added services including call answering with one-touch call return, short messaging services, IP-based unified messaging (voice, fax, and email in a single mailbox), 2.5G/3G multimedia messaging (MMS), wireless instant messaging, wireless information and entertainment services, voice-controlled dialing, messaging and browsing, prepaid wireless services, and additional personal communication services. Other Comverse Technology business units include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic solutions for communications interception, digital video security and surveillance, and enterprise business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling network software for wireless, wireline, and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company. For additional information, visit the Comverse Technology web site at http://www.cmvt.com.

Note: This release may contain forward-looking statements that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the company or its competition; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the company operates; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. These documents are available through the company, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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